Exhibit 99.B

Where Do We Go
From Here?

Should Pipelines and E&P
Remain Together?

► Company becoming much simpler to value

► Improved E&P performance should yield better valuation

► All actions to date to create maximum flexibility

BOD committed to maximizing shareholder value

MLP the Pipelines?

► Monitoring FERC treatment of tax recovery

► Implementation would take time

-	$1.9 billion of EBITDA is a large package

-	Elba and other assets have big growth plans

► Opportunity needs to outweigh added complexity

Monitoring this option

Why Issue Equity?

► Committed to $500 MM-$800 MM of equity for Medicine Bow acquisition

► Prospects have improved, but EP still overlevered

► Guided to $500 MM given improved outlook

► Important to regain credibility with rating agencies

► Unlikely to issue before 10-K filing

► Retain flexibility in timing

We will meet our commitments

Maintaining & Recruiting Talent
Key for Long-Term Growth

► Biggest long-term issue for EP

► Seasoned engineers, geologists and geophysicists on path to retirement

► Significant competition for new talent

► Becoming “the place to work” is critical

Significant Sr. Management Commitment to recruiting and retention

Summary

► El Paso now on solid growth trajectory

► Pipelines have tremendous expansion backlog

► E&P creating solid value, building a multi-year inventory

► Continued debt reduction

On track for a breakout year